Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-115666 and 333-204548 on Forms S-8 and in Registration Statement No. 333-144699 on Form S-3 of NorthWest Indiana Bancorp of our report dated February 27, 2017 on the consolidated financial statements of NorthWest Indiana Bancorp, which report is included in Form 10-K for NorthWest Indiana Bancorp for the year ended December 31, 2016.

/s/ Plante & Moran, PLLC

Plante & Moran, PLLC

Chicago, Illinois

February 27, 2017